PERFORMANCE CALCULATION
                 COLONIAL CALIFORNIA TAX-EXEMPT FUND - CLASS C
                           FISCAL YEAR END: 1/31/98
                            INCEPTION DATE: 8/1/97

                                              SINCE INCEPTION
                                             8/1/97 TO 1/31/98

                              Standard                          Non-Standard
Initial Inv.                  $1,000.00                           $1,000.00
Amt. Invested                 $1,000.00                           $1,000.00
Initial NAV                       $7.66                               $7.66
Initial Shares                   130.548                             130.548
Shares From Dist.                  4.072                               4.072
End of Period NAV                 $7.72                               $7.72
CDSC Rate                          1.00%
Total Return                       2.93%                               3.93%
Average Annual
  Total Return                       N/A                                N/A